Ambac Assurance Corporation
                                     One State Street Plaza
                                     New York, NY 10004
                                     212.668.0340

AMBAC                                A MEMBER OF THE AMBAC FINANCIAL GROUP, INC.


February 5, 2003


Russell Shepherd, Esq.
Assistant Counsel
First Investors Management Company, Inc.
95 Wall Street
New York, NY 10005-4297

Re:  First Investors Insured Tax Free Funds
     --------------------------------------

Dear Mr. Shepherd:

We have reviewed and we hereby consent to the use of our name and the reference to our firm in Post-Effective Amendment No. 28 to the Registration Statement on Form N-1A of First Investors Multi-State Insured Tax Free Fund and the related Prospectus and Statement of Additional Information.

If you have any questions, please do not hesitate to call me at 212-208-3344.


Yours truly,

/s/ Eileen L. Kirchoff

Eileen L. Kirchoff
First Vice President and
Assistant General Counsel